UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Accolade, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following communication relating to the proposed acquisition of Accolade, Inc., a Delaware corporation (the “Company”) by Transcarent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger, dated January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent. The communication below was first used or made available on January 13, 2025.

Hi everyone, it was obviously a very eventful week last week! Glen Tulman, the CEO of Transcarent, is really excited to meet all of you. We are in process of lining up meetings to make that happen soon. In the meantime, check out this letter from Glen.

Accolade Team:

Hello! My name is Glen Tullman and I am the Chief Executive Officer of Transcarent.

As you’ve heard, we’re putting our companies together, which is something I’m really excited about. So, I wanted to introduce myself a bit more formally.  That said, we’re not really formal people. We like to say that we take our Members and our business seriously but we don’t take ourselves seriously.

Before I continue, I want to share with you that I’ve known Raj for many years and I have huge respect for what he’s accomplished over his career and what he built, with all of your help, at Accolade. We both share an almost identical vision for where healthcare needs to go, a passion for making it easier for people to access high-quality, affordable health and care (that’s my version of healthcare . . . I believe keeping people healthy is different than caring for them). Raj and I both agreed that, together, our two companies could accomplish more.  Helping more people than we could separately - that was the driving force for this combination.

Making it easy for people to access high-quality, affordable health and care is not just my passion, it’s my purpose. So, I could not be more excited about the news and our definitive agreement for Transcarent and Accolade to come together as one company.

You see, I love building companies . . . companies that transform industries, solve big problems, and inspire change that impacts real people – especially when it comes to their health and care. And I love the people who turn ideas into reality.  People who dare to imagine that we, together, can change something as big as healthcare – people just like you.

Our companies have always respected each other’s commitment to improving health and care, so it is especially exciting that we now get to do it together. Your Members and customers love what you do. And yes, there are always a few challenges because what we’re all doing is hard. And our Members and customer love us. Of course, we have our challenges too. But together we’ll be better and stronger together.

I have been fortunate to bring together many great companies in the past. And what I have learned along the way is that there is nothing more important than leading with honesty, directness, transparency, and a commitment to meeting people where they are.

So, before anything else, I wanted to acknowledge that this is a big change, and I know that change is not always easy. And while we won’t always get it right, what I can share is that I am committed to hearing from you, learning from you, and building the future of health and care together with you.  Like you, we care a lot. It defines who we are. So, let me close with a few thoughts.

First, thank you for being here, for what you’ve built at Accolade, for your continued commitment to your mission, and for your dedication to those who you serve. We have a hierarchy we use: Members, clients, our team, our communities, and our investors. In that order.

The belief you have in your mission, rooted in quality of care and access - that everyone deserves exceptional care – is inspiring and it’s one that we believe in too. I especially like the word deserves. We think healthcare is a right and everyone should have it.

Together, Transcarent and Accolade will make it even easier for people to access, exceptional, high-quality, and affordable health and care. Together, we can change health and care across this country. Imagine being a part of that.

By bringing Transcarent and Accolade together – companies that share in one vision and mission while offering measurable value to our Members – we can inspire change at scale in a way that we can’t do alone. This transaction will not just change our companies, it will change health and care in America.

We have something really special to offer millions of people as one company, and I could not be more confident that our organizations will fit together seamlessly . . . that we are bringing two great cultures together, with one shared vision to guide us.

We know there is a lot of excitement . . . here and across the industry . . .  and a lot of questions too . . . For now, let’s remember to stay focused on delivering exceptional health and care for our Members as independent companies until we can finally work together.

I look forward to hearing all that you accomplish over the next few months, and in the interim, in the words of Ted Lasso, “Believe.”

Thank you for your continued commitment to exceptional health and care. We could not be more excited to transform the healthcare industry as One Team together soon.

Thank you.

Glen

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Accolade, Inc. (the “Company”) by Transcarent, Inc. (“Parent”) pursuant to the Agreement and Plan of Merger, dated as of January 8, 2025, by and among the Company, Parent and Acorn Merger Sub, Inc. The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to a special meeting of stockholders to be held in connection with the proposed transaction. After filing the definitive proxy statement (the “Proxy Statement”) with the SEC, the Company will mail the Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting to consider the proposed transaction. The Proxy Statement will contain important information about the proposed transaction and related matters. Before making any voting or investment decision, investors and security holders of the Company are urged to carefully read the entire Proxy Statement (including any amendments or supplements thereto) and any other documents relating the proposed transaction that the Company will file with the SEC or incorporated by reference when they become available because such documents will contain important information regarding the proposed transaction.

Investors and security holders of the Company may obtain a free copy of the preliminary and definitive versions of the proxy statement once filed, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by going to the Company’s Investor Relations page on its website (https://ir.accolade.com/) and clicking on the link titled “SEC Filings”.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on April 26, 2024, and the Company’s proxy statement on Schedule 14A filed with the SEC on June 21, 2024 (the “Annual Meeting Proxy Statement”).  Please refer to the sections captioned “Security Ownership of Certain Beneficial Owners and Management,” “Director Compensation,” and “Executive Compensation” in the Annual Meeting Proxy Statement. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Annual Meeting Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the Proxy Statement.  Copies of these documents may be obtained, free of charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “intend,” “maintain,” “might,” “likely,” “potential,” “predict,” “target,” “should,” “would,” “could” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed transaction with Parent. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Company management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction, result in the imposition of conditions that could reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that the Company’s stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to the anticipated benefits of the proposed transaction or other commercial opportunities not being fully realized or taking longer to realize than expected; the competitive ability and position of the combined company; risks related to uncertainty surrounding the proposed transaction and disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of the Company; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that either business may be adversely affected by other economic, business and/or competitive factors; the risk that restrictions during the pendency of the proposed transaction may impact either company’s ability to pursue certain business opportunities or strategic transactions; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and risk related to general market, political, economic and business conditions.

Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Company’s Annual Report on Form 10‑K for the fiscal year ended February 29, 2024, Quarterly Reports on Form 10‑Q, Current Reports on Form 8‑K, the Proxy Statement and other filings made by the Company from time to time with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of the Company’s website (https://ir.accolade.com/) or on the SEC’s website (https://www.sec.gov). If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.